UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2012

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey		07073
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) In accordance with procedures of the New York Stock Exchange (the “NYSE”), the Company has notified the NYSE that it intends to submit, no later than January 28, 2013, a plan that the Company believes will demonstrate its ability to attain compliance, within 18 months, with the continued listing standards of the NYSE. Primarily as a result of the previously disclosed $45.0 million increase in the Company’s non-cash valuation allowance for deferred tax assets recorded during the quarter ended September 30, 2012, which reduced the Company’s stockholders’ equity to $40.5 million, the Company fell short of meeting the NYSE continued listing standard contained in Rule 802.01B(I) of the NYSE Listed Company Manual, because its average market capitalization was less than $50.0 million for a 30 trading-day period and its total stockholders’ equity was less than $50.0 million. The NYSE notified the Company (the “Notice”) on December 14, 2012 that the Company had fallen below this standard.

If the NYSE accepts the Company’s plan, the Company’s common stock will continue to be listed on the NYSE during the 18-month cure period, subject to the compliance with other NYSE continued listing standards and quarterly review by the NYSE staff for compliance with this plan. If the plan is not submitted on a timely basis, is not accepted by the NYSE, or is accepted by the NYSE but the Company does not make progress consistent with the plan during the plan period, the Company will be subject to delisting proceedings.

Section 8 — Other Events

Item 8.01 Other Events

As required by the NYSE, on December 20, 2012, the Company issued a press release announcing, among other things, that it had received the Notice, and that it intends to seek to cure the deficiency set forth therein within the prescribed timeframe. The press release has been filed as Exhibit 99.1 to this Current Report on form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this report:

99.1	Press Release, dated December 20, 2012 announcing, among other things, the receipt of the Notice.

Cautionary Note Regarding Forward-Looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to the Company’s plans with respect to the Notice or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Additional written and oral forward-looking statements may be made by us from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance, operating expenses, working capital needs, liquidity and capital requirements, business trends and competitiveness. Forward-looking statements include, but are not limited to, words such as “believe,” “plan,” “anticipate,” “estimate,” “project”, “may”, “planned”, “potential”, “should”, “will, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect,” “intend,” “seek” or the negative of or other variations on these and other similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, are also forward-looking statements. We caution readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q,each as filed with the SEC. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. These statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2012	KID BRANDS, INC.

	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

Exhibit Index

99.1	Press Release, dated December 20, 2012 announcing, among other things, the receipt of the Notice.